UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2020

THE WESTERN UNION COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-32903	20-4531180
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7001 East Belleview Avenue Denver, CO	80237
(Address of principal executive offices)	(Zip Code)

(866) 405-5012

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	WU	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure.

On March 27, 2020, The Western Union Company (the “Company”) issued a press release regarding its 2020 financial outlook. A copy of the press release is attached hereto as Exhibit 99.1. The information furnished under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as may be expressly set forth by specific reference to such filing.

Item 8.01.	Other Events.

The Company is filing this Current Report on Form 8-K to supplement the risk factors described in Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019. The following risk factor disclosure should be read in conjunction with the risk factors described in the Annual Report on Form 10-K.

The extent to which the COVID-19 pandemic, or the perception of its effects, will impact our business depends on future developments, which are highly uncertain and cannot be predicted, and the effects of the pandemic could have a material adverse effect on our business, financial condition, results of operations, and cash flows.

The global spread of the coronavirus (COVID-19) has created significant macroeconomic uncertainty, volatility, and disruption.  In response, many governments have implemented policies intended to stop or slow the further spread of the disease, such as lockdowns, shelter-in-place, or restricted movement guidelines, and these measures may remain in place for a significant period of time.  These policies have resulted in lower consumer and commercial activity across many markets and the closure of Western Union agent locations in certain areas.  For example, customers are currently experiencing reduced access to retail agent locations due to temporary closures in areas of China, Italy, Spain and other parts of Europe, India, Argentina, and parts of the United States, among other geographies.  Consequently, Western Union’s retail money transfer business experienced a year-over-year decline in transactions during the latter part of March that will likely continue for the near-term.  Further, a global economic downturn, including increased unemployment, that may result from lower consumer and commercial activity may continue to decrease demand for our money transfer, payment and other services.

The spread of the coronavirus has caused us to modify our business practices (including employee travel, employee work locations, and cancellation of physical participation in meetings, events and conferences), and we may take further actions as may be required by government authorities or that we determine are in the best interests of our employees, customers, clients and business partners.  There is no certainty that such measures will be sufficient to mitigate the risks posed by the virus or otherwise be satisfactory to government authorities.

The extent to which the coronavirus outbreak impacts our business, financial condition, results of operation or cash flows will depend on future developments, which are highly uncertain and cannot be predicted, including, but not limited to, the duration and geographic spread of the outbreak, its severity, the actions to contain the virus or treat its impact, and how quickly and to what extent normal economic and operating conditions can resume.  Even after the coronavirus outbreak has subsided, we may continue to experience materially adverse impacts to our business as a result of its global economic impact, including any recession, economic downturn, or increased unemployment that has occurred or may occur in the future.

There are no comparable recent events which may provide guidance as to the effect of the spread of the coronavirus and a global pandemic, and, as a result, the ultimate impact of the coronavirus outbreak or a similar health epidemic is highly uncertain and subject to change.  We do not yet know the full extent of the impacts on our business, our operations or the global economy as a whole.  However, the effects could have a material adverse effect on our business, financial condition, results of operations, and cash flows.

Item 9.01.Financial Statements and Exhibits.

Exhibit Number	Description of Exhibit

99.1	Press Release issued by The Western Union Company on March 27, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 27, 2020	THE WESTERN UNION COMPANY
	By:	/s/ DARREN A. DRAGOVICH
	Name:	Darren A. Dragovich
	Title:	Vice President and Assistant Secretary